EXHIBIT 21



                    SUBSIDIARIES OF CARLYLE INDUSTRIES, INC.

Subsidiary                                     Place of Incorporation
----------                                     ----------------------

Blumenthal Lansing Company                           Delaware

Carlyle Manufacturing Company, Inc.                  Connecticut

Westwater Industries, Inc.                           Delaware

Button Fashion B.V.                                  Netherlands

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